                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Tech-Net Communications, Inc.
             (Exact name of Registrant as specified in its charter)

NEVADA                                   98-0231440
------                                   ------------
(State  or  other  jurisdiction  of      (I.R.S.  Employer
incorporation  or  organization)         Identification  Number)


     Tech-Net Communications, Oceanic Business Centre, Suite 2000 - 1066 West
     ------------------------------------------------------------------------
                     Hastings Street, Vancouver, BC  V6E 3X2
                     ---------------------------------------
                              Phone:  604-601-8217
                              --------------------
(Address and telephone number of principal executive offices and principal place of business)

    Michael A. Cane, Esq. 2300 W. Sahara Ave., Suite 500- Box 18, Las Vegas, NV
    ---------------------------------------------------------------------------
                              89102 (702) 312-6255
                              --------------------
            (Name, Address and telephone number of agent for service)


Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                       |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                     |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED      PROPOSED
CLASS OF                          MAXIMUM       MAXIMUM
SECURITIES                        OFFERING      AGGREGATE          AMOUNT OF
TO BE           AMOUNT TO BE      PRICE PER     OFFERING           REGISTRATION
REGISTERED      REGISTERED        SHARE         PRICE (1)          FEE (1)
--------------------------------------------------------------------------------

Common Stock    2,536,000 shares   $0.04        $101,440           $9.33

--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Tech-Net  Communications.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100

                  SUBJECT TO COMPLETION, Dated August 26, 2002



                                   PROSPECTUS


                          TECH-NET COMMUNICATIONS, INC.
                                2,536,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. This offering will proceed for a period of twenty months. Tech-Net Communications, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.04 per share.


------------------------------------------------------------
                                         Proceeds to Selling
                                             Shareholders
            Offering                       Before Expenses
            Price         Commissions      and Commissions
Per Share  $   0.04       Not Applicable       $   0.04
Total      $101,440       Not Applicable       $101,440
------------------------------------------------------------

We will bear the expenses associated with these offering materials and those associated with the filing of the Form SB-2 registration statement with the Securities and Exchange Commission. The estimated cost of these expenses are $21,010.

Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------


                 The Date Of This Prospectus Is: August 26, 2002

                                Table Of Contents

                                                                        PAGE
                                                                        ----
Summary                                                                   4
Risk  Factors                                                             6
Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-  If  we  do  not  obtain  additional  financing, our
   business will fail                                                      6
-  Our short operating history and lack of a finalized
   product makes our business difficult to evaluate in
   terms of predicting our ability to become successful.
   These factors make any investment in our stock very risky               6
-  If  we  are unable to  generate revenues based on our
   existing revenue model, our  business  may  fail                        7
-  Our  dependence  on third parties for key components
   of our business could be detrimental  to  our  operation
   if  such  relationships  are  impaired                                  7
-  We  may  be unable to protect our intellectual property
   which could result in irreparable  harm  to  our
   operations  and/or  reputation.                                         7
-  Because  we  anticipate our operating expenses will
   increase prior to our earning  revenues,  we  may
   never  achieve  profitability.                                          8
-  Because  our president has only agreed to provide
   his services on a part-time basis,  he  may  not be
   able or willing to devote a sufficient amount of time to
   our business operations, causing our business to fail                   8
-  Because  our  president,  Mr.  Jayeson  Carmichael,
   owns  66.35%  of our outstanding  common  stock  and
   serves  as  a director, investors may find that corporate
   decisions influenced by Mr. Carmichael are inconsistent
   with the best interests  of  other  stockholders                        8

Risks  Related  To  This  Offering
-----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                      9
-  If  the  selling shareholders sell a large number of
   shares all at once or in blocks,  the  market  price
   of  our  shares  would  most  likely decline                            9
Use  of  Proceeds                                                          9
Determination  of  Offering  Price                                         9
Dilution                                                                  10
Selling  Shareholders                                                     11
Plan  of  Distribution                                                    19
Legal  Proceedings                                                        20
Directors, Executive Officers, Promoters and Control Persons              20
Security Ownership of Certain Beneficial Owners and Management            23
Description  of  Securities                                               24
Interest  of  Named  Experts  and  Counsel                                26


Disclosure  of  Commission  Position  of  Indemnification
for  Securities  Act Liabilities                                          26
Organization  Within  Last  Five  Years                                   26
Description  of  Business                                                 27
Plan  of  Operations                                                      33
Description  of  Property                                                 36
Certain  Relationships  and  Related  Transactions                        36
                                       2

Market  for  Common  Equity  and  Related  Stockholder  Matters           37
Executive  Compensation                                                   40
Financial  Statements                                                     41
Changes  in  and  Disagreements  with  Accountants                        42
Available  Information                                                    42

                                    Summary

Tech-Net  Corporation

Tech-Net Communications is dedicated to providing small and medium enterprises and telecommunication service and equipment providers with an easier and more cost effective solution for buying, selling, and management of telecommunications, Internet, data, and wireless products and services. We intend to accomplish this mission by establishing an internet e-commerce gateway, the Technet Gateway, for exchange of telecommunication services specifically targeted to small and medium size users of such services.

Since we are in the development stage of our business plan, we have not yet earned any revenues from our planned operations. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenue or profitability. We have developed the first stage of our web-site and the vendor/vendee registration section is active. Over the next twelve months, we will focus on the development of other components of our product and the marketing of our product to vendors, vendees and strategic partners in the wireless industry.

Since our inception, we have funded our operations through common stock issuances and related party loans in order to meet our strategic objectives. As of June 30, 2002, we had $ 38,911 in cash on hand and liabilities in the amount of $12,178. Since our inception, May 15, 2000, to the period ending June 30, 2002, we have incurred a net loss of $28,239. We attribute our net loss to having no revenues to offset our expenses from the development of our technology and Internet web site and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through the next twelve months. However, our existing working capital may not be sufficient to enable us to fully develop the Technet Gateway or conduct the marketing necessary to establish the critical mass of customers and suppliers needed to become profitable. Accordingly, it is highly likely that we will require additional financing before we become profitable. Although we believe that we will be able to obtain additional financing when needed, we may not be successful in this regard. As a result of the foregoing, our auditors have issued a statement in the notes to our financials that there exists substantial doubt about our ability to continue as a going concern.

We were incorporated on May 15, 2000 under the laws of the state of Nevada. Our principal offices are located at Tech-Net Communications, Oceanic Business Centre, Suite 2000 - 1066 West Hastings Street Vancouver, BC V6E3X2. Our Phone number is 604-601-8217.

The  Offering

Securities Being Offered
                              Up to  2,536,000  shares  of  our  common  stock.

Offering  Price  and
                              The offering price of the common stock is $0.04 per share.
Alternative Plan of Distribution
                              We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares
To Be Sold in This Offering
                              None.


Securities  Issued
And  to  be  Issued
                              7,536,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds
                              We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary  Financial  Information  for the Three Month Period Ending June 30, 2002

Balance  Sheet  Summary
-----------------------
Cash                                        $  38,911
Total  Assets                               $  39,659
Liabilities                                 $  12,178
Total  Stockholders'  Equity                $  27,481



Statement  of  Operations  and  Deficit     Summary
---------------------------------------     ---------
Revenue                                     $       0
Net  Loss  for  the  Period                 $  15,890
Net  Loss  Since  Inception                 $  28,239
                                       5

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current cash on hand will cover our working capital needs for the next twelve months. We will likely need to obtain additional financing in order to continue as a going concern. It is highly unlikely that we will obtain profitability over the next twelve months. As of June 30, 2002, we had cash in the amount of $ 38,911. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the marketing and development of our product. While we have sufficient funds to develop the video sales presentation subsection of our product and continue our initial marketing efforts over the next year, we will require additional financing in order to conduct a full marketing campaign usually needed to establish the critical mass of traffic required in order for the Technet Gateway to become profitable. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would depend upon a number of factors, including the market for financing technology startups and the attractiveness of our business plan to investors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Our short operating history and lack of a finalized product makes our business difficult to evaluate in terms of predicting our ability to become successful. These factors make any investment in our stock very risky.

We are currently developing the Technet Gateway. The Technet Gateway is in the early stage of development and has not generated any revenues or profit to date. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

If we are unable to generate revenues through intial advertising fees, we may have to revise our existing revenue model which could result in business failure if we do not act quickly and successfully.

Our business and marketing strategy contemplates that the way we will earn our initial revenues is from advertising until our Tech-Net Gateway is fully functional and generating revenues. In this regard, we may not be able to generate revenues from advertising or, if we are successful with selling advertising, the revenues generated may not exceed the operating costs of the Technet Gateway. If this should happen, our business may fail if we are unable to react to this set back quickly and successfully. For example, we will need to raise additional funds in order to cover our expenses until our Gateway business model is generating revenues


Our dependence on third parties for key components of our business could be detrimental to our operations if such relationships are impaired.

We will depend on several third parties in conducting our operations, including the following:

     - we do not own a gateway onto the Internet and instead rely on an Internet service provider to connect the Technet Gateway to the Internet; and
     - the Technet Gateway depends on operating system, database, and server software that has been developed, produced by and licensed from third parties.

We have limited control over these third parties and have no long-term relationships with any of them. If we are unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if the quality of products and services provided by such third parties falls below a satisfactory standard, our business could be harmed. Also, our loss of or inability to maintain or obtain upgrades to certain technology licenses could result in delays in developing our systems until equivalent technology could be identified, licensed or developed, and integrated.

We may be unable to protect our intellectual property which could result in irreparable harm to our operations and/or reputation.

Our performance and ability to compete are dependent to a significant degree on our ability to protect and enforce our intellectual property rights, which include the following:

     -    proprietary  technology  once  developed;
     -    trade  names;  and
     -    domain  names,  each  of  which  relates  to  our  brand.

We may not be able to protect our proprietary rights, and our inability or failure to do so could result in loss of competitive and commercial advantages that we may hold. Additionally, we may choose to litigate to protect our intellectual property rights, which could result in a significant cost of resources and money. We cannot assure success in any such litigation that we might undertake.

We may in the future receive notices from third parties claiming infringement by our software, by the use of the name "www.technetcommunications.com" or other aspects of our business. We currently do not have any such claims against us. However, any future claim, with or without merit, could result in significant litigation costs and diversion of resources including the attention of management, which could have a material adverse effect on our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, results of operations and financial condition.


Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of the development of our technology, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues based on our existing business plan and if we are unable to obtain additional financing after significant time and resources have been devoted to the company, we will not be able to continue operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Carmichael, our president and director, is also the president and founder of The J. Carmichael Group, a private, Vancouver-based venture focused on seeking out companies in the high-tech field that show potential for success and pairing them with potential investors. Because we are in the early stages of our business, Mr. Carmichael will spend approximately 10% of his time on our business and the remaining time will be spent to his other business ventures. If the demands of our business require the full business time of Mr. Carmichael, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Carmichael may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Carmichael's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. Carmichael's time may lead to a divergence between his interests and the interests of other shareholders.

Because our president, Mr. Jayeson Carmichael, owns 66.35% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Carmichael are inconsistent with the best interests of other stockholders.

Mr. Carmichael is our president and director. He owns approximately 66.35% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Carmichael may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Carmichael to differ from the interest of other stockholders include his ability to devote the time required run a Internet technology company.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.


If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,536,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 33.65% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.04 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the sales price from our last private offering of common stock which was $0.02 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,536,000 shares of common stock offered through this prospectus. The selling shareholders acquired these shares from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2002;

The following table provides as of August 26, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.


-----------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
-----------------------------------------------------------------------------
Anita Abtin
251 West 14th Avenue,
Unit 16
North Vancouver,
BC, V7M 1P4             15,000         15,000            NIL        NIL

Anthony Alvaro
#9 -
200 Nelson Street
Vancouver, BC,
V6B 2E2                 75,000         75,000            NIL        NIL

Tina Alvaro
2664 Walpole Cres.
North Vancouver,
BC, V7H 1K8             25,000         25,000            NIL        NIL

Jason K. Andrew
1651 15th Street W
North Vancouver,
BC,  V7P 1N3            10,000         10,000            NIL        NIL

Estela de Araujo
1009 -
East 21st Avenue
Vancouver, BC,
V5V 1S6                  7,500          7,500            NIL        NIL

Anthony Cheung
1127 East 16th Avenue
Vancouver, BC,
V5T 4M4                 25,000         25,000            NIL        NIL



                                       12

Table is continued from page 13
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------

David Clifton
#701 -
1288 Broughton Street
Vancouver, BC,
V6G 2B5                125,000        125,000            NIL        NIL

Joy Clifton
312 -
2255 West 4th Avenue
Vancouver, BC,
V6K 1N9                 25,000         25,000            NIL        NIL

Robert Clifton
312 -
2255 West 4th Avenue
Vancouver, BC,
V6K 1N9                 10,000         10,000            NIL        NIL

Patrick Corsi
981 Sauve Court
North Vancouver,
BC, V7K 3C8             50,000         50,000            NIL        NIL

Atanu Dalal
#26 - 506 Eagle
Mountain Drive
Coqutlam, BC,
V3E 3J4                 25,000         25,000          NIL          NIL

Arimo Evans
401 - 137 East 1st Street
North Vancouver,
BC, V7L 1B2              5,000           5,000         NIL          NIL



                                       13


Table is continued from page 13
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Laurie Fugman
827 West 19th
Vancouver, BC           15,000         15,000            NIL        NIL

Marialena Gilbert
730 Andover Crescent
West Vancouver,
BC, V7S 1Y3              7,500          7,500            NIL        NIL

Alan Heather
904 -
1633 West 8th Avenue
Vancouver, BC,
V6J 5H7                 15,000         15,000            NIL        NIL

Kevin Kaban
202 - 1631 Vine Street
Vancouver, BC,
V6K 3J3                100,000        100,000            NIL        NIL

Michelle Kerr
2303 -
6838 Station Hill Drive
Burnaby, BC,
V6K 1G1                 10,000         10,000            NIL        NIL

Leah Lambert
401 - 137 East 1st Street
North Vancouver,
BC, V7L 1B2              5,000          5,000            NIL        NIL



                                       14


Table is continued from page 14
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Steven Lammers
#4 14 West 12th Avenue
Vancouver, BC,
V5Y 1T5                  5,000          5,000            NIL       NIL

Geoffrey O. Last
1245 Homer Street, PH
Vancouver, BC,
V6B 2Y9                350,000        350,000            NIL       NIL

Jason Love
#1904 -
438 Seymour Street
Vancouver, BC,
V6B 6H4                 20,000         20,000            NIL        NIL

Kim Spencer O'Leary
404 -
2266 1st Avenue W.
Vancouver, BC,
V6K 1G1                 10,000         10,000            NIL        NIL

Roberto Papa
2640 East 5th Avenue
Vancouver, BC,
V5M 1M9                  5,000          5,000            NIL        NIL

Agnieszka Pozniak
#209 -
1066 East 8th Avenue
Vancouver, BC,
V5T 1T9                 25,000         25,000            NIL        NIL


                                       15


Table is continued from page 15
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Erin Purdon
1090 Sitka Square
Vancouver, BC,
V6H 3P7                100,000       100,000             NIL        NIL

Linda Speed Roy
1158 Pinewood Crescent
North Vancouver, BC,
V7P 1E8                 20,000        20,000             NIL        NIL

Michel Roy
1158 Pinewood Crescent
North Vancouver, BC,
V7P 1E8                 20,000         20,000            NIL        NIL

Teresa Rzepczyk
#701 -
1288 Broughton Street
Vancouver, BC,
V6G 2B5                250,000        250,000            NIL        NIL

Renotcka Rzepczyk
837 West 19th Avenue
Vancouver, BC,
V5Z 1X4                 75,000         75,000            NIL        NIL

Jeremy Samuels
423 St. Andrews Avenue
North Vancouver,
BC, V7L 4S7              5,000          5,000            NIL        NIL


                                       16


Table is continued from page 16
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Benjamin Szloboda
#3 - 1130 Granville Street
Vancouver, BC,
V6Z 1L8                 20,000         20,000            NIL        NIL

Raquel Szloboda
#1904 - 438 Seymour Street
Vancouver, BC,
V6B 6H4                 20,000         20,000            NIL        NIL

Andrew Tai
13411 Blundell Rd.
Richmond, BC,
V6W 1B6                  6,000          6,000            NIL        NIL

Valentina Tuss
105 -
5158 48 Avenue
Delta, BC, V4K 5B6     350,000        350,000            NIL        NIL

Mike Vales
7383 Hawthorne Terrace
Burnaby, BC             10,000         10,000            NIL        NIL

Susan Vales
7383 Hawthorne Terrace
Burnaby, BC             10,000         10,000            NIL        NIL


                                       17

Table is continued from page 17
------------------------------------------------------------------------------
                                       Total            Total
                                       Number Of        Shares     Percent
                                       Shares To Be     To Be      Owned
                                       Offered For      Owned Upon Upon
                       Shares Owned    Selling          Completion Completion
Name  Of  Selling      Prior To This   Shareholders     Of  This   Of This
Stockholder            Offering        Account          Offering   Offering
------------------------------------------------------------------------------
Bryan K. Velve
3215 MacDonald Street
Vancouver, BC,
V6L 2N2                 25,000         25,000            NIL        NIL

Derek G. Welbourn
#701 -
1288 Broughton Street
Vancouver, BC,
V6G 2B5                 15,000         15,000            NIL         NIL

Randy White
3287 Highland Blvd.
North Vancouver,
BC, V7R 2X7            370,000        370,000            NIL        NIL

Dave Wong
6733 Balsam Street
Vancouver, BC,          15,000         15,000            NIL        NIL

Michael Young
102 -
925 W. 10th Avenue
Vancouver, BC, V5Z 1L9 250,000        250,000            NIL        NIL

A. Tohill
#303, 8722 Selkirk Avenue
Vancouver, BC,
V6P 4J4                 10,000         10,000             NIL       NIL




The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,536,000 shares of common stock outstanding on August 26, 2002.

None  of  the  selling  shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)     has  ever  been  one  of  our  officers  or  directors.


                              Plan Of Distribution

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     In  short  sales;  or
4.     In  any  combination  of  these  methods  of  distribution.



The sales price to the public is fixed at $0.04 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

The following is information regarding our sole executive officer and director and his age as of August 26, 2002:

Director/Executive  Officers:

Name  of  Director            Age
----------------------       -----
Jayeson  Carmichael           31                  President,  Director

Edward  Wong                  40                  Secretary, Treasurer
                                                  and  Director


Diane  Travis                 57                  Director

Jayeson Carmichael - Mr. Jayeson Carmichael, our president and director, has served in this capacity since May 16, 2000. He currently devotes approximately 10% of his time to Tech-Net. Mr. Carmichael's career has been focused in helping build hi-tech start-up companies, particularly Internet related companies, and taking an active advisory role in the establishment and further development of these ventures. His experience includes: brand building, site design, business development, marketing, and networking in the technology sector.

In January 1999, Mr. Carmichael founded the Carmichael Institute - a non-profit think tank for learning and higher intelligence, with a focus on global political issues and current events. Although this non-profit endeavor is currently on hold, the Carmichael Institute's future goal is to develop and launch an online presence (www.carmichael-institute.com). It is intended to force productive dialogue regarding pressing issues the global community faces at any given time.

Mr. Carmichael is the founder and the current president of The J. Carmichael Group incorporated in January 1999. The J. Carmichael Group is a private, Vancouver-based venture focused on seeking out companies in the hi-tech field that show potential for future success and require financing to further their operations. Based on extensively researching and analyzing such companies, The
J. Carmichael Group advises potential clients on the merits of investing in these ventures. Since its inception, The J. Carmichael Group has helped six companies through their start-up phases. As president, Mr. Carmichael fills a consultant or advisory role to the start-ups and does not take executive or directorship positions in the companies he has helped. Through consulting work at the J. Carmichael Group, Mr. Carmichael has advised several start-up technology and internet companies, including, the most notable, Megadepot.com, now Onvia, an internet company which provides access to business opportunities from more than 50,000 local, municipal, state and federal government purchasing offices through a customized daily bulletin that delivers bid notices, request for quotes and contracting opportunities. Additionally, from November, 2001 to February, 2002 Mr. Carmichael served as an advisor to Superior Networks Inc., aka superioronlinetraining.com, a company that provides on-line training programs including a driver training program targeted at senior citizens interested in acquiring discounts from insurance companies and improving their driving ability.

From  July 1999 to present, Mr. Carmichael has also held a director position for
J. Carmichael Holdings, Ltd., a private real estate holding company involved in acquisition and retention of rental/revenue property.

From April 1996 to January 1999, Mr. Carmichael was self employed as a contractor/real estate developer specializing in the procurement, sub-division, design and development of property.

Mr. Carmichael holds a B.A. degree in Political Science from the University of British Columbia.

Edward  Wong  - Mr. Edward Wong is our secretary, treasurer and director and has
served  in  this  capacity  since  May  16,  2000.   Mr.  Wong  will be devoting
approximately  10%  of  his  time  to  Tech-Net.

From March 1998 until February 2002, when the business was sold to a new owner, Mr. Wong was the owner and operations manager of a restaurant, the Monterey, located in Vancouver, British Columbia.

From June 1991 to present, Mr. Wong has been the President, General Manger and sole shareholder of Versailles Steak and Lobster House (1983) Ltd. Dba Coyote Bay Neighborhood Pub and Cold Beer and Wine Store. Coyote Bay is bar/restaurant with a separate retail beer and wine store selling beer and hard liquor for off-premise consumption.

From October 2000 to present, Mr. Wong has served as President, General Manager and a 40% shareholder of 838 Gainful Venture Ltd. Dba Two Parrots Neighborhood Pub, a privately held Restaurant and Cold Beer and Wine Store. Two Parrots is bar/restaurant with a separate retail beer and wine store selling beer and hard liquor for off-premise consumption.

From January 1992 to present, Mr. Wong has been a commercial real estate sales and leasing agent for Royal Pacific Realty focusing on residential and commercial sales and leasing in the area throughout the lower mainland including the City of Vancouver.

From July 2000 to present, Mr. Wong has been the president and director of BlueStone Ventures Ltd., a mineral exploration company. Although not a public company, BlueStone recently filed an SB-2 registration statement with the Securities and Exchange Commission on April 30, 2002 that has not yet become effective.

Mr. Wong graduated from Langara College, Vancouver, British Columbia, completing an academic program in appraisal and investment analysis of real estate. Shortly after graduation, from 1988 to 1991, he started his real estate career as a residential real estate appraiser for the company Campbell and Pound.

Diane Travis - Ms. Diane Travis is one of our directors and has served in this capacity since May 16, 2000. Ms. Travis will be devoting approximately 10% of her time to Tech-Net. Ms. Travis has over thirty years entrepreneurial experience in the health and beauty industry. For the past five years, she as been the owner and operator of a beauty salon, Salon 3287, offering hair styling, esthetics, massage, reflexology and sales of high-quality beauty products. Her duties include managing all aspects of the salon in addition to being a hair dresser. Her company, Salon 3287 in North Vancouver, has been in business for thirty years. Additionally, from 1997-1999 Ms. Travis served as a director for Grey Point Properties, Inc., a privately held real estate development company.

We presently do not pay our executives or directors any salary or consulting fees. We anticipate that we will not be paying any compensation to these individuals during the next twelve months.

Term  of  Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We  have no significant employees other than Jayeson Carmichael and Edward Wong.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 26, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. At this time, only one shareholder falls within these categories, Mr. Jayeson Carmichael, Director and President. The shareholders listed possess sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------
                   Name and address        Number of Shares     Percentage  of
Title of class     of beneficial owner     of Common Stock      Common Stock (1)
--------------------------------------------------------------------------------
Common Stock       Jayeson Carmichael       5,000,000 shares      66.35%
                   Director, President
                   Box 38088
                   King Edward Court
                   Vancouver, BC  Canada
                   V5Z 4L9

                   Edward Wong              NIL                   NIL
                   Secretary, Treasurer
                   & Director
                   5519 Cedar Creek Drive
                   Chilliwack, BC  Canada
                   V2R 5K5

                   Diane Travis             NIL                   NIL
                   Director
                   3287 Highland Blvd.
                   North Vancouver, BC
                   Canada V7R 2X7

Common Stock       All Officers and         5,000,000 shares      66.35%
                   Directors as a Group
                   (one person)
--------------------------------------------------------------------------------

(1) The percent of class is based on 7,536,000shares of common stock issued and outstanding as of August 26, 2002.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description Of Securities

General


Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of

     August 26, 2002, there were 7,536,000 shares of our common stock issued and outstanding that were held by forty-three (43) stockholders of record. We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy in addition to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. These dividends will be paid out only after preferential rights of any outstanding series of preferred stock created by our board of directors is satisfied first.

In the event of a liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders. These assets will be paid out only after the preferential rights of any outstanding series or preferred stock created by our board of directors is satisfied first.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including the following:

     (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

     (b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

     (d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

     (e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

     (f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, that the preferred stock or series has such rights; and

     (g) other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada. Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute, however, is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because we do not have over 200 shareholders, nor do we have 100 shareholders who are residents of the State of Nevada, these anti-takeover laws do not currently apply to us and will have no effect on our corporation as it stands today.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years


We were incorporated on May 15, 2000 under the laws of the state of Nevada. We acquired the domain name "www.Technetcommunications.com" from Jayeson Carmichael, our president and a director for nominal consideration of $60.00 on April 30, 2002.

Mr. Jayeson Carmichael, Mr. Ed Wong and Ms. Diane Travis, have all played a role as Tech-net's promoters since our inception. Other than the purchase of his stock, and a small loan to the company in the amount of $6,500, Mr. Carmichael has not entered into any agreement with us in which he is to receive from us or provide to us anything of significant value. Neither Mr. Wong nor Ms. Travis have entered into any agreement with us in which they are to receive or provide anything of significant value to Tech-Net. Mr. Carmichael acquired 5,000,000 shares of our common stock at a price of $0.001 US per share on August 17, 2000. Mr. Carmichael paid a total purchase price of $5,000 for these shares.


                             Description Of Business


We are a development stage company in the process of establishing an Internet e-commerce gateway, the Technet Gateway, for exchange of telecommunications services specifically targeted to small and medium size users of such services. It is our intention to provide the US telecommunications industry an online tool enabling them to market and sell their products through our website thereby allowing them to reach an untapped market of buyers consisting of small to medium size businesses in need of telecommunication products. Our solution, the Technet Gateway will allow buyers to identify, select, and acquire goods from telecommunication suppliers in a quick and inexpensive process.

Our  Product  and  Business  Model

The Technet Gateway will provide an internet sales channel, or virtual sales channel, for telecommunication service and equipment providers. This sales channel will enable buyers to make their purchases on-line through quick and easy access to various companies in the telecommunications industry with services or products to sell.

We plan to offer participants, through the Technet Gateway, the ease of one stop shopping for all telecommunication needs. By creating an online e-Marketplace or on-line shopping center for all our customers' telecommunications transactions, we will eliminate the middlemen and allow buyers and sellers to deal directly with one another. We plan to supply buyers and sellers with services to maximize efficiency, lower procurement (i.e. purchasing) costs and reduce administrative costs. As we grow, we intend to accomplish this goal by utilizing the following:

Virtual Sales Presentations. This service will allow vendors/sellers to post sales presentations online thereby creating a small advertisement of their product for any buyers seeking a bid on that particular product.

Reverse Auctions and Bid Management and AnalysisTools. These are services which allow buyers to request bids on certain products they would like to purchase in the telecommunications industry from sellers dealing in those particular products. Analysis tools allow buyers to evaluate those bids received, thus selecting the best product at the best value.

Virtual RFP's (Request For Proposal). This service allows buyers to post a request on our web site that invites vendors/sellers dealing in a certain product to return a bid or quote for the particular product requested.

InnovativeAccountManagementServices. These services will supplement all of our services to be provided on the Gateway by providing customers with the ability to manage their buyer/seller accounts through our website while providing them customer service support where needed.

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


The typical seller utilizing our Gateway will include major telecommunication service and equipment providers, data service providers, competitive local exchange carriers, integrated access providers, competitive access providers, resellers, agents, consultants, Internet service providers, web hosting service providers, co-location providers, voice over Internet service providers, cable companies, xDSL providers, broadband internet access providers, and wireless and broadband wireless service providers.
The typical buyer will be any company that spends $500 - 10,000 per month on telecommunications services and/or hardware.

The following illustrates an example of a typical transaction we plan to conduct on our Technet Gateway. A reseller may need to purchase his/her monthly stock of phone cards. The reseller, who has previously or concurrently registered with our site, will go to the Technet Gateway web-site and request a quote for his/her needs from a number of phone card providers who have also previously registered as vendors with us. The phone card providers will respond to the request through our Technet Gateway. Once the reseller has selected the best quote and the transaction has been agreed upon between both parties, Tech-Net will receive a 5% commission from the vendor, based upon the total value of that sale. The benefits to the vendee include getting the best price. The benefits to the vendor include making the sale, gaining a new customer without the added expense marketing/advertising campaigns or sales calls.

Our Virtual Sales Channel fee structure will be significantly lower than the 15% average fee currently paid to the indirect/alternative sales channel. We currently plan to charge a fee of 5%. Most online B2B telecom sites are simply agents/re-sellers that put their business models online. Agents/re-sellers encounter substantial management and administrative responsibilities, resulting in significantly increased operating costs, overhead and staffing expenditures in order to meet their obligations to both vendors and customers. Our Technet Gateway solution has the potential of both competing with some agents/resellers for business while at the same time becoming a tool for other agents/resellers who wish to use our services in their selling efforts due to our low fees. We will compete with agents/resellers directly in the case of small businesses who choose to utilize our Gateway and remove the middleman (i.e. the agent or reseller) in order to save money. Additionally, some agents and resellers may find benefits in utilizing our services. As mentioned above, many agents/resellers will charge up to 15% for their services. Our alternate sales channel can provide them with a tool to replace their existing overhead costs or staffing expenditures while only consuming 5% of their fees thus allowing them to profit the remaining 10% of their fees they charge to customers.

Our  Company

We incorporated Tech-Net in May 2000, under the laws of the state of Nevada. During our first year, or approximately May 2000 to February 2001, we focued our efforts on writing and revising our business plan based upon informal research and networking we conducted within the telecommunications and internet industries. We continued with this research and networking through April 2002. In March of 2002, we launched our initial internet website which introduces our product and provides a registration screen for vendees and vendors. In May, 2002 we began renting office space.

Over the next year, we will utilize the efforts of both the existing directors and officers, in addition to outside consultants and programmers where needed, to continue with development of our Gateway website's design, content, and programming. Within the next twelve months, we intend to have the

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

functionality of the web site completed on the virtual sales presentation feature, or a "beta version" completed on this feature, in order to begin testing and debugging the site. Our goal is to have a completed and fully-functional web site that incorporates the other e-commerce aspects of our business model, such as the reverse auction, bid analysis and request for proposal functions for a launch within the next twenty-four months.

Our president, Jayeson Carmichael will serve as both the project manager and content writer for the website. In order to fully implement our business plan, however, we will need to hire outside consultants in the following roles:
front-end designer who will create the look and feel of the web-site and incorporate content changes into the website; java programmer who will implement the functionality of the website; and the webmaster/lead tester who will maintain the site once all programming is completed and test the site in order to uncover any last minute debugging requirements. The cost we are projecting for these outside consultants to complete the first component of our business plan, the virtual sales presentation, in addition to our working capital requirements for the next twelve months is approximately $19,000.

We have developed the first stage of our web-site and the vendor/vendee registration section where buyers and sellers can register with the company . However, significant additional development and marketing of the Technet Gateway is necessary prior to us achieving revenue or profitability. Thus, we currently do not have any customers as of the date of this prospectus and registration statement. Over the next twelve months, we will focus on the development of the components of our product and the marketing of our product to vendors and vendees. Additionally, we intend to seek out strategic partners in the wireless industry. Our goal is to establish either joint marketing or joint promotional activities with these "strategic" partners who are companies that are already well-established in the telecommunications industry. This will enable us to achieve credibility in the industry far quicker than if we pursued such marketing endeavors alone.


We have established our web site at our domain name, www.TechNetCommunications.com and we are currently moving forward with development of the virtual sales presentation component of the site and preparing our overall marketing plan. Once development is completed of our entire business model it is anticipated that the Technet Gateway will provide a number of advantages to buyers and sellers.

Marketing  Plan

Over the past two years, we have conducted informal research of the telecommunications industry. As a result of this research, we have determined that our best approach is to establish a marketing plan that targets small to medium enterprises (SME) and bandwidth consuming start-up technology companies. Small to medium enterprises are businesses that spend from $500 to $10,000 per month in telecommunication, Internet, and data services.

Small and start-up companies tend to be the hardest and most expensive new customers for service providers to reach. Small-business customers are elusive and hard to find, and they require a high customer-acquisition cost because they tend to be skeptical. We intend to position ourselves to capitalize on this rapidly growing and underserved sector of the market by defining ourselves as the leading Business-to-Business e-Marketplace for one stop shopping and account management services for all of a company's telecommunication needs.

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



We have determined from our informal research that the best way to reach the Small to Medium Enterprise (SME) market is to partner with companies that have established SME relationships. We plan to aggressively pursue and leverage strategic partnerships with well-established, non-telecom SME vendors.

Revenue  Model

Initially, we will not charge either buyers or sellers a "registration" or "subscription" fee to use the site. Instead, we anticipate revenue will be generated through the following channels:

          a.   Advertising;

          b.   Commissions  on  closed  transactions  and  lead  fees;


          c. Virtual Sales Presentations: A fee will be charged to the vendors who use our Gateway for posting virtual presentations , digital/video presentations that spotlights their products and services;

          d. Third Party Add-On Service Providers: This revenue generator involves revenue sharing agreements with fee-based Third Party Service providers who will utilize our Gateway to showcase and sell their services;

          e. Service Provider Listings: We will provide vendors and consultants a free listing, charging a fee for premium online directory listings (i.e.Yellow Pages); and

          f. Data Mining and Industry Metrics: This revenue generator will allow us to sell information we are able to assimilate through the traffic on our web site that will track trends in the telecommunications industry based on buying preferences of our customers. The information we plan to sell will not disclose specifics of the companies or customers who use our site.
               Instead, we will collect valuable statistics about various aspects of market behavior. For example, through the use of tracking mechanisms that shall be built into the functionality of our web site, we will be able to generate reports that track the quantities and types of products that customers purchase, such as the preference of one type of phone card with certain features over another. The data will be sold in aggregate form to receptive audiences such as sellers interested in forecasting future trends.

We plan to engage traditional and online agents/resellers as participants in the bid process on the vendor side. The nominal fee paid by agents/resellers for the qualified sales force to be provided by TechNetCommunications.com segues into the existing agent/re-seller revenue model. Telecom service and equipment providers have a strong financial incentive to participate directly with TechNetCommunications.com's Virtual Sales Channel to lower customer acquisition costs and reduce the fees paid to agents/re-Sellers as well as those incurred by their direct sales force.

We plan to enter into revenue sharing agreements with strategic third parties in order to provide our customers with a complete line of fee-based telecommunication, Internet and data services. Potential partnership opportunities will involve companies providing fee-based consultation, equipment repair and technical services, as well as providers of trouble ticket management and tracking services.

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


Technology

Our current state of technology involves utilizing commercially available licensed technology to operate the Technet Gateway, through Concord Interative, the host and monitor of our site, with proprietary technology to be developed in the future.

Proprietary  Technology


Eventually, we will develop proprietary technology, that will be incorporated into the web site. This proprietary software will include certain web site management tools. Where commercial third party software is not available, we intend to outsource the development of proprietary software to enhance and expand the capabilities of our web site. We believe that this continued development is essential to the commercial success of the Technet Gateway.

Operations


We do not own the servers that host the Technet Gateway. Our servers are located in Vancouver, British Columbia on the premises of our Internet service provider, Concord Interactive. The Internet service provider began providing us with the following services in May, 2002: use of servers, Internet connection services, and Internet band-width.


The operation of the servers which host the Technet Gateway depend on operating system software, database software, and server software developed, produced by and licensed from third parties. Whenever possible, we will license commercially available technology instead of purchasing custom-made or internally developed solutions. The software licensed by us is commercially available software and is not software developed specifically for us.

Internet  Gateway


We do not own a gateway onto the Internet, but instead rely on an Internet service provider to connect the Technet Gateway to the Internet. We also use our Internet service provider to provide connectivity to the Internet, Internet traffic and data routing services and e-mail services. The Internet service provider provides us with a high speed Internet access line to the World Wide Web. We believe that these telecommunication and Internet service facilities will need to be upgraded in the future as usage of the web site increases.


Intellectual  Property


Our performance and ability to compete will be dependent upon our proprietary technology to be developed in the future. We will also rely on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and non-compete agreements executed by employees and consultants as measures to establish and protect our proprietary rights.

We own the "www.technetcommunications.com" domain name. It is possible that our competitors or others will adopt Internet domain names or product or service names similar to "www.technetcommunications.com", thereby impeding our ability to establish recognition and usage of

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

the Technet Gateway and creating confusion amongst users and potential users of the Technet Gateway.

Competition

A broad range of B2B e-commerce sites offer some type of telecommunications, data, and/or Internet services and, consequently, may be construed as either direct or indirect competition to TechNetCommunications.com. The market for the Technet Gateway solution is intensely competitive and evolving with constant technological change. The intensity of competition has increased and is expected to further increase in the future. Although the market contains many smaller, industry specific e-marketplace solutions, such as the agents/resellers discussed earlier, there are also large software/e-procurement providers that either have broadened their services to include procurement solutions specifically for the telecommunications industry or could easily broaden their services to include this industry. Possible competition with respect to certain aspects of our solution include a variety of companies such as FreeMarkets, Ariba, Commerce One, Oracle, PurchasePro, PeopleSoft and SAP. In addition, because there are relatively low barriers to entry in our market, we expect additional competition from other established and emerging companies, as our market continues to develop and expand.

As mentioned above, some of our competitors will be Agents/Re-Sellers (Indirect Sales Channel) that have put their businesses online. Agents, however, have strong supplier relationships and biases that affect the neutrality of the services offered. The Technet Gateway is a completely neutral exchange for Buyers and Sellers, with no agency agreements. Agents are also responsible for placing orders, negotiating terms, getting contracts and paper work signed, monitoring provisions and maintaining customer accounts after the sale. By providing the tools to match Buyers and Sellers and facilitate the close of the sale, our model excludes the high overhead costs associated with the Agency model.

We believe that the principal competitive factors affecting our market include product quality and performance, speed of implementation, supplier adoption expertise, critical mass of buyers and suppliers, breadth and depth of solution, a significant base of reference customers, core technology, ability to implement solutions and value of solution. Although we intend to develop and build our Technet Gateway to compete favorably with respect to these factors, our market is relatively new and is evolving rapidly. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

Government  Regulation


We anticipate that our web site will be used by customers from multiple state and international jurisdictions. There is a risk that our business may be the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over us and our business. Applicability of these laws may have the result that we will be prohibited from dealing with users in certain states or countries or that we may have to incur increased expense in order to deal with users in certain states or countries.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer

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



protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on the Web business.

We may have to qualify to do business in other jurisdictions. As our Web Site is available over the Internet in multiple states and foreign countries, and as the users of the Web Site are resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

Employees

We have no employees as of the date of this prospectus other than our two officers, Mr. Carmichael and Mr. Wong. We plan to conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have spent less than $10,000 towards research and development expenditures associated with the development of our website since our incorporation.

Subsidiaries

We  have  no  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders

At this time, we are not required to provide annual reports to security holders. However, once we become a reporting company with the SEC, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of Tech-Net Communications Inc.'s electronic filings. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


Plan  Of  Operations

Our plan of operations for the next twelve months will focus on the development of the Technet Gateway and implementation of marketing strategies enabling us to develop a critical mass of traffic for our web site. This focus will include registering vendors and vendees on our site, continuing with the development of our site with the main focus being the video sales presentations, seeking out a

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


strong advisory board, and developing relationships with key partners in the wireless industry news service.

In order for our Technet Gateway to become fully operational based on our existing business plan, we will need to complete development of the following components: reverse auctions, bid management and analysis tools, virtual request for proposals, account management services and virtual sales presentations. Our focus over the next twelve months will be on the development of the virtual sales presentation component of our business model . Our current cash on hand will allow us to complete this part of our Tech-Net Gateway without additional funding. Mr. Carmichael, our president, will conduct the project management and content writing, whereas we will outsource the front end design work and the java programming in order to complete this component of our web site. The total cost associated with this will be approximately $4,000 for the hired consultant work and approximately $15,000 for general working capital.

Also within the next twelve months, we will continue developing our marketing plan and strategy. This includes launching a limited advertising campaign using banner ads on the Internet, seeking out strategic partnerships with well-established telecommunication industry vendors in order to gain access to their customers and possibly enter into joint venture marketing/advertising campaigns with them, and attract more seasoned industry people to our board of directors.

Also within the next twelve months, we will continue to conduct informal market research of both the telecommunications industry and the e-commerce industry. Within the e-commerce industry, we will be researching the possibilities of either purchasing already existing technology to complete the remaining part of our business model, such as the reverse auction, bid management and virtual request for proposals, or arranging for joint-venture arrangements with existing distressed companies in the e-commerce industry who have the technology we need, but are unable to compete effectively due to their own financial constraints. Based upon our research of the current e-commerce industry, we believe that there exists the possibility for us to either purchase or arrange for the remaining parts of our technology at a severely discounted price, from an existing e-commerce company in financial distress, without having to hire many programmers and staffing usually required in order to build an e-commerce product. By taking this approach to developing our Gateway it reduces the large overhead costs of maintaining a large technology staff thereby allowing us to use our existing resources much more efficiently.

If we are unable to arrange for a distressed purchase of the e-commerce technology or some other joint- technology arrangement with an existing e-commerce company as contemplated in the above paragraph, we will likely need additional funding to complete the e-commerce aspects of our business model such as the reverse auctions, bid management and analysis, virtual request for proposals and the account management components. If we are unsuccessful in acquiring this technology at a discount in the next twelve months, we will likely either outsource the development of these components or enter into a licensing agreement with an e-commerce company possessing such technology. Our goal is to have all of the e-commerce components in place within the next twenty-four months. Since technology is built in stages, we believe that outsourcing such technology allows for better cost controls due to the ability to hire consultants on an "as needed" basis. For example, by building technology in this manner, the front-end designers do not sit idle while waiting on the back-end programmers to finish completing functionality aspects of the product. By hiring consultants on a contract basis, we can eliminate the overhead of having employees sit idle until their piece of the product is ready to be implemented.

It is our hope to begin generating revenues within the next twelve months based on advertising sales and our sales of our virtual sales presentation component thus sustaining our business' future growth and development needs from these revenues. However, there is a strong chance that we will not generate enough funds to cover our expenses. Assuming we fail to generate any revenues, our existing funding only allows us to meet our financial obligations for the next twelve months. Thus, if within the next twelve months, we have been unable to secure our technology as contemplated above at a discount, and we fail to achieve revenues, we will need to obtain additional funding in order to complete the e-commerce aspects of our business model.

We anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we may not be successful in raising sufficient funding when needed. We believe that debt financing will not be an alternative for funding development of our product due to the risky nature of this enterprise and lack of tangible assets. These factors usually place debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable e-commerce solution is in place and generating revenues. We do not have any arrangements in place for any future equity financing.

If we are unable to obtain financing when needed, we will continue to maintain the existing website with the virtual sales presentation component in place until we are able to build enough interest in our business model to secure additional funding. Because our overhead is extremely low, we feel confident that we will be able to complete the virtual sales presentation component within the next twelve months and continue operating our site at a relatively low cost.

We anticipate that we will incur the following approximate expenses over the next twelve months: $15,000 on legal and accounting, $4,000 on web development/hosting and $15,000 towards working capital. We will most likely not purchase any substantial equipment over the next twelve months nor do we intend to hire any additional employees until either we receive additional funding or we have begun to generate revenues. Because we had cash in the amount of $38,911 as of June 30, 2002, we will likely need to obtain additional financing for any operational or development expenses shortly after the end of our current fiscal year.

Results  Of  Operations  For  Period  EndingJune  30,  2002

We did not earn any revenues during the period ending June 30, 2002. We do not anticipate earning revenues until such time as we have a fully operational website. We are presently in the development stage of our business and we may not be profitable from our operations over the next twelve months.

We incurred operating expenses in the amount of $28,239 for the period from inception on May 15, 2000 to June 30, 2002. For the period ending June 30, 2002, we incurred expenses in the amount of $15,890. These operating expenses since inception have included: amortization of technology development costs associated with developing the web site and professional fees in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the development of our technology and the professional fees to be incurred in connection with the filing of a registration statement with the Securities

Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We have not attained profitable operations. For this reason our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We do not own any physical property. In May of 2002, we began renting our office space at Oceanic Business Centre, Suite 2000 - 1066 West Hastings Street, Vancouver, BC, V6E3X2. At this time, we do not own computers or hardware. Concord Interative hosts and monitors our website from their premises.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

          -    Any  of  our  directors  or  officers;
          -    Any  person  proposed  as  a  nominee for election as a director;
          - Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
          -    Any  of  our  promoters;
          - Any relative or spouse of any of the foregoing persons who has the same house as such person.

We acquired the domain name "www.Technetcommunications.com" from Jayeson Carmichael, our president and a director for nominal consideration of $60.00 on April 30, 2002.

Mr. Jayeson Carmichael, Mr. Ed Wong and Ms. Diane Travis, have all played a role as Tech-net's promoters since our inception. Other than the purchase of his stock, and a small loan to the company in the amount of $6,500, discussed in greater detail below, Mr. Carmichael has not entered into any agreement with us in which he is to receive from us or provide to us anything of significant value. Neither Mr. Wong nor Ms. Travis have entered into any agreement with us in which they are to receive or provide anything of significant value to Tech-Net.

Mr. Carmichael acquired 5,000,000 shares of our common stock at a price of $0.001 US per share on August 17, 2000. Mr. Carmichael paid a total purchase price of $5,000 for these shares. This purchase price of $0.001 per share was arbitrarily chosen and did not reflect our company's value at the time. Instead, this price was based upon the par value of our stock.

Mr. Carmichael also has loaned the company a total of $6,500 relating to its initial start-up costs such as attorneys fees and other initial operation expenses.

            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public exchange, or if we are successful, a public market for our stock may not materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-three (43) registered shareholders.

Rule  144  Shares

A total of 2,536,000 shares of our common stock will be available for resale to the public after March 15, 2003 and 5,000,000 shares of our common stock is currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 75,360 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 of the total shares that may be sold under Rule 144.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, it may be necessary for us to raise additional capital in order for us to continue with our business plan,. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the past three years fiscal years ending March 31st.

                     Annual Compensation        Long Term Compensation
                     -------------------        ----------------------
                                         Other                               All
                                         Annual                            Other
                                          Com-                              Com-
                                          pen-  Restricted                  pen-
                                          sa-   Stock  Options/*  LTIP      sa-
Name       Title     Year  Salary  Bonus  tion  Awarded  SARs(#) payouts($) tion
---------- -----     ---- -------  ----- ------ ------- ------- ---------- -----

Jayeson    President, 2003   $0      0      0       0     0         0         0
Carmichael and        2002   $0      0      0       0     0         0         0
           Director   2001   $0      0      0       0     0         0         0
--------------------------------------------------------------------------------
Edward     Secretary, 2003   $0      0      0       0     0         0         0
Wong       Treasurer  2002   $0      0      0       0     0         0         0
           & Director 2001   $0      0      0       0     0         0         0
--------------------------------------------------------------------------------


Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent financial reporting period ending June 30, 2002. We have also not granted any stock options to the executive officers since our inception date of May 15, 2000.

                              Financial Statements

Index  to  Financial  Statements:

1.     Auditors'  Report;

2. Audited Financial Statements for the fiscal years ending March 31, 2002 and 2001, including:

     a.   Balance  Sheets  as  at  March  31,  2002  and  March  31,  2001;

     b. Statements of Operations and Deficit for the periods ending March 31, 2002 and March 31, 2001;

     c. Statements of Cash Flows for the periods ending March 31, 2002 and March 31, 2001;

     d. Statements of Stockholders' Equity for the periods ending March 31, 2002 and March 31, 2001; and

     e.   Notes  to  Financial  Statements.

3. Unaudited Financial Statements for the three month period ending June 30, 2002 and 2001, including:

     a.   Balance  Sheet  as  at  June  30,  2002  and  June  30,  2001;

     b. Statement of Operations and Deficit for the periods ending June 30, 2002 and June 30, 2001;

     c. Statement of Cash Flows for the periods ending June 30, 2002 and June 30, 2001;

     d.   Statement  of  Stockholders  Equity  for  June  30,  2002;  and

     e.   Notes  to  the  Financial  Statements.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS





                                AUDITORS' REPORT



To  the  Shareholders  and  Directors
Tech-Net  Communications,  Inc.
(A  Development  Stage  Company)

We have audited the balance sheets of Tech-Net Communications, Inc. (a development stage company) as at March 31, 2002 and 2001, and the statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended March 31, 2002, and for the period from May 15, 2000 to March 31, 2001, and for the period from May 15, 2000 (date of inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2002 and 2001, and the results of its operations and cash flows for the year ended March 31, 2002, and for the period from May 15, 2000 to March 31, 2001, and for the period from May 15, 2000 (date of inception) to March 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, B.C.                                           /s/ Morgan & Company

April 16, 2002                                            Chartered Accountants



Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS
                            (Stated in U.S. Dollars)



---------------------------------------------------------
                                            MARCH 31
                                        2002        2001
---------------------------------------------------------

ASSETS

Current
  Cash                                $ 53,728   $ 3,014

Website Development Costs                  895     1,492
                                      -------------------
                                      $ 54,623   $ 4,506
=========================================================

LIABILITIES

Current
  Accounts payable                    $  4,752   $     -
  Loan payable                           6,500     6,500
                                      -------------------
                                        11,252     6,500
                                      -------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares,
     par value $0.001 per share

  Issued and outstanding:
    7,536,000 common shares
     at March 31, 2002
    5,000,000 common shares
     at March 31, 2001                   7,536     5,000

Additional paid-in capital              48,184         -

Deficit Accumulated During
 The Development Stage                 (12,349)   (6,994)
                                      -------------------
                                        43,371    (1,994)
                                      -------------------

                                      $ 54,623   $ 4,506
=========================================================


Approved by the Board of Directors:



---------------------------------     --------------------------------

                          TECH-NET COMMUNICATIONS, INC.
                        (A  Development  Stage  Company)

                      STATEMENTS OF OPERATIONS AND DEFICIT
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------------
                                                      INCEPTION    INCEPTION
                                           YEAR        MAY 15       MAY 15
                                           ENDED       2000 TO      2000 TO
                                          MARCH 31     MARCH 31     MARCH 31
                                            2002         2001        2002
----------------------------------------------------------------------------

Expenses
  Amortization                           $      597   $      299   $    896
  Professional fees                           4,752        3,644      8,396
  Office and sundry                               6        3,051      3,057
                                         -----------------------------------
Net Loss For The Period                      (5,355)      (6,994)  $(12,349)
                                                                   =========
Deficit Accumulated During The
 Development Stage, Beginning Of Period      (6,994)           -
                                         ------------------------
Deficit Accumulated During The
 Development Stage, End Of Period        $  (12,349)  $   (6,994)
=================================================================

Net Loss Per Share                       $        -   $        -
=================================================================

Weighted Average Number Of
 Common Shares Outstanding                5,105,667    3,531,250
=================================================================

                         TECH-NET  COMMUNICATIONS,  INC.
                        (A  Development  Stage  Company)

                            STATEMENTS OF CASH FLOWS
                             (Stated in U.S. Dollars)


---------------------------------------------------------------------
                                                INCEPTION   INCEPTION
                                        YEAR      MAY 24     MAY 24
                                        ENDED     2000 TO    2000 TO
                                       MARCH 31   MARCH 31   MARCH 31
                                         2002      2001        2002
---------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period               $(5,355)  $(6,994)  $(12,349)

Adjustments To Reconcile Net Loss To
 Net Cash By Operating Activities
  Amortization                              597       299        896
  Accounts payable                        4,752         -      4,752
  Loan payable                                -     6,500      6,500
                                        -----------------------------
                                             (6)     (195)      (201)
                                        -----------------------------

Cash Flows From Financing Activity
  Common stock issued                    50,720     5,000     55,720
                                        -----------------------------

Cash Flows From Investing Activity
  Software development costs                  -    (1,791)    (1,791)
                                        -----------------------------

Increase In Cash                         50,714     3,014     53,728

Cash, Beginning Of Period                 3,014         -          -
                                        -----------------------------

Cash, End Of Period                     $53,728   $ 3,014   $ 53,728
=====================================================================

                          TECH-NET  COMMUNICATIONS,  INC.
                         (A  Development  Stage  Company)

                         STATEMENTS OF STOCKHOLDERS EQUITY

                              MARCH 31, 2002 AND 2001
                              (Stated in U.S. Dollars)



                                          COMMON STOCK
                                  -----------------------------
                                   NUMBER           ADDITIONAL
                                     OF               PAID-IN
                                   SHARES    AMOUNT   CAPITAL    DEFICIT    TOTAL
                                  -------------------------------------------------
Shares issued for cash at $0.001  5,000,000  $ 5,000  $      -  $      -   $ 5,000

Net loss for the period                   -        -         -    (6,994)   (6,994)
                                  -------------------------------------------------

Balance, March 31, 2001           5,000,000    5,000         -    (6,994)   (1,994)

Shares issued for cash at $0.02   2,536,000    2,536    48,184         -    50,720

Net loss for the year                     -        -         -    (5,355)   (5,355)


                                  -------------------------------------------------

Balance, March 31, 2002           7,536,000  $ 7,536  $ 48,184  $(12,349)  $43,371
                                  =================================================


                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



1.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated  in the state of Nevada, U.S.A. on May 15, 2000.

b)     Development  Stage  Activities  and  Going  Concern

The Company is in the business of establishing an internet e-commerce gateway (the "Technet Gateway") for exchange of telecommunication services specifically targeted to small and medium size users of such services. The Technet Gateway is in the early stage of development and has not generated any revenues to date. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenue or profitability.

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances and related party loans in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Development  Stage  Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Website  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Stock  Based  Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

f)     Financial  Instrument

The  Company's  financial  instrument  consists  of  cash.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from this financial instrument. The fair value of this financial instrument approximate its carrying value, unless otherwise noted.

g)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


3.     RELATED  PARTY  TRANSACTION

The loan payable in the amount of $6,500 (2001 - $6,500) is owing to a director.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)


---------------------------------------------------------
                                    JUNE 30    MARCH 31
                                      2002       2002
---------------------------------------------------------

ASSETS

Current
  Cash                               $ 38,911   $ 53,728

Website Development Costs                 748        895
                                     --------------------
                                     $ 39,659   $ 54,623
=========================================================
LIABILITIES

Current
  Accounts payable                   $  5,678   $  4,752


  Loan payable                          6,500      6,500
                                     --------------------
                                       12,178     11,252
                                     --------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares,
     par value $0.001 per share

  Issued and outstanding:
    7,536,000 common shares at June
     30, 2002 and March 31, 2002        7,536      7,536

  Additional paid-in capital           48,184     48,184

Deficit Accumulated During The
 Development Stage                    (28,239)   (12,349)
                                     --------------------
                                       27,481     43,371
                                     --------------------

                                     $ 39,659   $ 54,623
=========================================================

                         TECH-NET  COMMUNICATIONS,  INC.
                         (A  Development  Stage  Company)

                       STATEMENT OF OPERATIONS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)


-------------------------------------------------------------------------------
                                                                     INCEPTION
                                                                       MAY 15
                                              THREE MONTHS ENDED      2000 TO
                                                    JUNE 30           JUNE 30
                                               2002         2001        2002
-------------------------------------------------------------------------------

Expenses
  Amortization                              $      149   $      149   $  1,045
  Professional fees                             13,584            -     21,980
  Office and sundry                                326            -      3,383
  Transfer agent and filing fees                 1,547            -      1,547
  Website maintenance                              284            -        284


                                            -----------------------------------
Net Loss For The Period                        (15,890)        (149)  $(28,239)
                                                                      =========
Deficit Accumulated During The Development
 Stage, Beginning Of Period                    (12,349)      (6,994)
                                            ------------------------
Deficit Accumulated During The Development
 Stage, End Of Period                       $  (28,239)  $   (7,143)
====================================================================

Net Loss Per Share                          $        -   $        -
====================================================================

Weighted Average Number Of Common
 Shares Outstanding                          7,536,000    5,000,000
====================================================================



                         TECH-NET  COMMUNICATIONS,  INC.
                        (A  Development  Stage  Company)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)



-----------------------------------------------------------------------
                                                             INCEPTION
                                                               MAY 24
                                          THREE MONTHS ENDED   2000 TO
                                                JUNE 30        JUNE 30
                                            2002      2001       2002
-----------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                 $(15,890)  $ (149)  $(28,239)

Adjustments To Reconcile Net Loss To Net
 Cash By Operating Activities
  Amortization                                 149      149      1,045
  Accounts payable                             924        -      5,676
  Loan payable                                   -        -      6,500
                                          -----------------------------
                                           (14,817)       -    (15,018)
                                          -----------------------------

Cash Flows From Financing Activity
  Common stock issued                            -        -     55,720
                                          -----------------------------

Cash Flows From Investing Activity
  Software development costs                     -        -     (1,791)
                                          -----------------------------

Increase In Cash                           (14,817)       -     38,911

Cash, Beginning Of Period                   53,728    3,014          -
                                          -----------------------------

Cash, End Of Period                       $ 38,911   $3,014   $ 38,911
=======================================================================


                         TECH-NET  COMMUNICATIONS,  INC.
                        (A  Development  Stage  Company)

                        STATEMENTS OF STOCKHOLDERS EQUITY

                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



                                   COMMON STOCK
                           ----------------------------
                            NUMBER           ADDITIONAL
                              OF               PAID-IN
                            SHARES    AMOUNT   CAPITAL    DEFICIT     TOTAL
                           --------------------------------------------------
Shares issued for cash at
 $0.001                    5,000,000  $ 5,000  $      -  $      -   $  5,000

Net loss for the period            -        -         -    (6,994)    (6,994)
                           --------------------------------------------------

Balance, March 31, 2001    5,000,000    5,000         -    (6,994)    (1,994)

Shares issued for cash at
 $0.02                     2,536,000    2,536    48,184         -     50,720

Net loss for the year              -        -         -    (5,355)    (5,355)
                           --------------------------------------------------

Balance, March 31, 2002    7,536,000    7,536    48,184   (12,349)    43,371

Net loss for the period            -        -         -   (15,890)   (15,890)
                           --------------------------------------------------

Balance, June 30, 2002     7,536,000  $ 7,536  $ 48,184  $(28,239)  $ 27,481
                           ==================================================

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of June 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the March 31, 2002 audited financial statements and notes thereto.


2.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated  in the state of Nevada, U.S.A. on May 15, 2000.

b)     Development  Stage  Activities  and  Going  Concern

The Company is in the business of establishing an internet e-commerce gateway (the "Technet Gateway") for exchange of telecommunication services specifically targeted to small and medium size users of such services. The Technet Gateway is in the early stage of development and has not generated any revenues to date. Significant additional development and marketing of the Technet Gateway is necessary prior to the Technet Gateway achieving revenue or profitability.

Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances and related party loans in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Development  Stage  Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Website  Development  Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

                          TECH-NET COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Stock  Based  Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

f)     Financial  Instruments

The  Company's  financial  instruments  consist  of  cash  and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying value, unless otherwise noted.

g)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


4.     RELATED  PARTY  TRANSACTION

The loan payable in the amount of $6,500 (March 31, 2002 - $6,500) is owing to a director.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part  II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee          $     10
Federal  Taxes                                                    $    NIL
State  Taxes  and  Fees                                           $    NIL
Transfer  Agent  Fees                                             $  1,000
Accounting  fees  and  expenses                                   $  2,000
Legal  fees  and  expenses                                        $ 18,000
Miscellaneous                                                     $    NIL
                                                                  --------
Total                                                             $ 21,010
                                                                  ========
--------------------------------------------------------------------------------


All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,000,000 shares of common stock on August 17, 2000 to Mr. Jayeson Carmichael, our president and director. Mr. Carmichael acquired these shares at a price of $0.001 per share. Our total proceeds from this sale were $5,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as Mr. Carmichael is the president of our company, and are restricted shares as defined in the Act.

We completed one offering of 2,536,000 shares of our common stock at a price of $0.02 per share to a total class of forty-two purchasers on March 15, 2002. The names of these purchasers are those listed in the selling shareholders' section of this prospectus. The total amount we received from this offering was $50,720. We completed the offering pursuant to Category 3 of Rule 903(b) and other provisions found in Regulation S of the Securities Act. The following summarizes the facts supporting compliance with Regulation S, particularly those regulations requiring compliance under Rule 903(b). Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States and no directed selling efforts were made within the United States by our company, a distributor, an affiliate of our company or any person acting on behalf of either a distributor or an affiliate of our company. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor agreed, as indicated by their signature on their subscription agreement, to adhere to the resell and transfer restrictions stipulated under Regulation S. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number   Description
------   --------------------
 3.1     Articles of  Incorporation  (1)
 3.2     Amended  By-Laws  (1)
 5.1     Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use(1)
23.1     Consent  of  Morgan  &  Company,  Chartered  Accountants

(1) Previously filed as an exhibit to our Form SB-2 filing on June 14, 2002.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on August 26, 2002.

                    TECH-NET  CORPORATION

                                           By:
                                              /s/ Jayeson Carmichael
                                           _________________________
                                           Jayeson Carmichael,
                                           President  and  Director
                                           (Principal  Financial  Officer)
                                           (Principal  Accounting  Officer)



                                           By:
                                              /s/ Edward Wong
                                           _________________________
                                           Edward Wong
                                           Secretary, Treasurer and Director